                                                                    EXHIBIT 10.2

                              US SEARCH.COM INC.

                          INVESTORS' RIGHTS AGREEMENT

                              US SEARCH.COM INC.

                          INVESTORS' RIGHTS AGREEMENT

     THIS INVESTORS' RIGHTS AGREEMENT (this "Agreement") is entered into as of
                                             ---------
September 7, 2000, by and among US SEARCH.COM INC., a Delaware corporation (the "Company"), the investor listed on Exhibit A hereto (the "Pequot Holder") and
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the holders listed on Exhibit B hereto (the "KL Holders").
                      ---------              ----------

                                   RECITALS

     WHEREAS, the Pequot Holder is purchasing shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") pursuant to that
                                  ------------------------
certain Series A Preferred Stock Purchase Agreement (the "Purchase Agreement")
                                                          ------------------
of even date herewith; (the "Financing").
                             ---------

     WHEREAS, the KL Holders hold shares of the Company's common stock, par value $.001 per share (the "Common Stock").
                            ------------

     WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

     WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration and other rights to the Pequot Holder and KL Holders as set forth below.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

SECTION 1.  GENERAL.

     1.1    Definitions.  Capitalized terms used herein and not otherwise
            -----------
defined herein shall have the meanings set forth in the Purchase Agreement. As used in this Agreement the following terms shall have the following respective meanings:

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as
             ------------
amended.

            "First Closing" shall have the meaning set forth in the Purchase
             -------------
Agreement.

            "Form S-3" shall mean such form under the Securities Act as in
             --------
effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" shall mean the Pequot Holder and the KL Holders owning of
           ------
record Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof. A person who holds any security, upon the exercise of which or conversion of which such person shall be entitled to receive a Registrable Security shall for all purposes of this Agreement be deemed to be the Holder of such Registrable Securities.

          "Preemptive Rights" shall mean the rights of holders of Series A
           -----------------
Preferred Stock to purchase securities pursuant to Section 8 of the Certificate of Designation relating to the Series A Preferred Stock.

          "Register," "registered," and "registration" refer to a registration
           --------    ----------        ------------
effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" shall mean (a) shares of Common Stock or any
           ----------------------
other security received or receivable upon conversion of the Shares or of the Series A Preferred Stock issuable upon exercise of the Warrants (as defined in the Purchase Agreement); (b) all shares of Common Stock, or Common Stock issued as or issuable upon the conversion or exercise of any warrant, right or any other convertible security which is purchased from the Company by the Pequot Holder on or after the First Closing; (c) shares of Common Stock held by the KL Holders; (d) any securities acquired by the Pequot Holder pursuant to the exercise of their Preemptive Rights; (e) any security received or receivable as a dividend, stock split or other distribution with respect to any Shares; (f) any security received in exchange for or in replacement of any Registrable Securities; (g) any security issued or issuable with respect to any Registrable Securities as a result of a change or reclassification of Registrable Securities or any capital reorganization of the Company; (h) shares of Common Stock held by the Pequot Holder and (i) any security received or receivable by a holder in respect of Registrable Securities as a result of a merger or consolidation of the Company. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "Registrable Securities then outstanding" shall be the number of
           ---------------------------------------
shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible Shares.

          "Registration Expenses" shall mean all expenses incurred in complying
           ---------------------
with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Pequot Holder and ten thousand dollars ($10,000) of a single special counsel for the KL Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "Commission" shall mean the Securities and Exchange
           ---      ----------
Commission.

                                      2.

            "Securities Act" shall mean the Securities Act of 1933, as amended.
             --------------

            "Selling Expenses" shall mean all underwriting discounts and selling
             ----------------
commissions applicable to the sale.

            "Shares" shall mean the Company's Series A Preferred Stock issued
             ------
pursuant to the Purchase Agreement and held by the Pequot Holder listed on Exhibit A hereto and its permitted assigns.
---------

            "Special Registration Statement" shall mean a registration statement
             ------------------------------
relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

SECTION 2.  REGISTRATION; RESTRICTIONS ON TRANSFER.

     2.1    Restrictions on Transfer.  Subject to the provisions set forth in
            ------------------------
Section 3,

            (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

                 (i) There is then in effect a registration statement or such Holder sells such securities in compliance with Rule 144 under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                 (ii) (A) Such Holder shall have notified the Company in writing of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

                 (iii)   Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests or to its Affiliates, (B) a corporation to its shareholders in accordance with their interest in the corporation, or (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder, or by a Holder to another Holder or other person which is a party to this Agreement.

            (b) Each certificate representing Shares or Registrable Securities held by the Pequot Holder and KL Holders shall (unless otherwise permitted by the provisions of the Agreement) (a) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                                      3.

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

and (b) so long as such Shares or Registrable Securities held by the Pequot Holder and the KL Holders are subject to the terms of this Agreement, bear a legend reading substantially as follows.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ALL TRANSFERS THEREOF) ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE INVESTORS' RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 7, 2000, AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH THEREIN. ANY ATTEMPTED TRANSFER OF THESE SHARES IN VIOLATION OF SUCH INVESTOR RIGHTS AGREEMENT SHALL BE NULL AND VOID AND HAVE NO FORCE OR EFFECT.

            (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, or if the securities are to be sold pursuant to a registration statement or Rule 144 under the Securities Act. The Company shall be obligated to reissue promptly, in the name of a transferee of securities referred to in Section 2.1(a)(iii), legended certificates at the request of any transferor or transferee thereof.

            (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2    Demand Registration.
            -------------------

            (a) (i) At any time, and from time to time, the Holders of more than fifty percent (50%) of Registrable Securities then outstanding and owned by the Pequot Holder (the "Pequot Initiating Holder") shall have the right, by
                           ------------------------
written notice, delivered to the Company to require the Company to register Registrable Securities having an aggregate offering price (before

                                      4.

deducting of underwriting discounts and commissions) to the public in excess of $5,000,000 (a "Qualified Public Offering") and (ii) at any time, and from time
               -------------------------
to time, the Holders of more than fifty percent (50%) of Registrable Securities then outstanding and owned by the KL Holders (the "KL Initiating Holders") shall
                                                   ---------------------
have the right, by written notice, delivered to the Company to require the Company to register Registrable Securities in a Qualified Public Offering, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this
Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

            (b) If the Pequot Initiating Holder or the KL Initiating Holders, as the case may be, intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Pequot Initiating Holder or the KL Initiating Holders, as the case may be (which underwriter or underwriters shall be reasonably acceptable to the Company) but in no event shall any indemnity and/or contribution provisions therein provide that the indemnity and/or contribution of the Holders of the Registrable Securities exceed the net proceeds of the offering received by such Holders. Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated, first to the Holders of Registrable Securities on a pro rata basis based on the respective numbers of Registrable Securities which such Holders have requested to be registered, and second, to any remaining selling stockholders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. Notwithstanding the above, the KL Holders shall only be included in one such registration under this Section 2.2 when initiated by the Pequot Holder.

            (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                 (i) with respect to the Pequot Holder, prior to the first anniversary of the First Closing and with respect to the KL Holders, prior to eighteen (18) months following the First Closing;

                 (ii) with respect to the Pequot Holder, after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective with respect to the Registrable Securities owned by the Pequot Holder;

                                      5.

                 (iii) with respect to the KL Holders, after the Company has effected one (1) registration pursuant to this Section 2.2, and such registrations have been declared or ordered effective with respect to the Registrable Securities owned by the KL Holders;

                 (iv) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                 (v) if the Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

     2.3    Piggyback Registration.  The Company shall notify all Holders of
            ----------------------
Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and shall afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. The KL Holders shall have only one (1) such piggyback registration participation right under either
Section 2.2 or Section 2.3. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (a)  Underwriting. If the registration statement under which the
                 ------------
Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company but in no event shall any indemnity and/or contribution provisions therein provided that the indemnity and/or contribution of the Holders of the Registrable Securities exceed the net proceeds from the offering received by such Holders. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included

                                      6.

in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders, and with respect to the KL Holders, only so long as all selling Holders, other than the Pequot Holder, are excluded from such registration; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. Such reduction (i) shall not reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, and (ii) for all Holders may be reduced to zero, if necessary. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners, its Affiliates and shareholders of such Holder, as the case may be, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

            (b)  Right to Terminate Registration.  The Company shall have the
                 -------------------------------
right to terminate or withdraw any registration initiated by it for its own account under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

     2.4    Form S-3 Registration.  In case the Company shall receive from the
            ---------------------
Pequot Holder of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Pequot Holder,

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

            (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Pequot Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                 (i) if Form S-3 is not available to the Company or for such offering by the Pequot Holder, or

                                      7.

                 (ii) if the Pequot Holder propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than two million dollars ($2,000,000), or

                 (iii) if within thirty (30) days of receipt of a written request from the Pequot Holder pursuant to this Section 2.4, the Company gives notice to the Pequot Holder of the Company's intention to make a public offering of Common Stock within ninety (90) days, other than pursuant to a Special Registration Statement, or

                 (iv) if the Company shall furnish to the Pequot Holder a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Pequot Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                 (v) if the Company has already effected two (2) registrations on Form S-3 for the Pequot Holder pursuant to this Section 2.4 in any twelve (12) month period, or

                 (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Pequot Holder. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

     2.5    Expenses of Registration.  Except as specifically provided in this
            ------------------------
Section 2.5, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein, except underwriters' commissions and discounts, shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request; (b) or in the case of a registration pursuant to Section 2.2 hereof, the Holders of Registrable Securities who initiated the demand for such registration agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all such Holders), unless (a) or
(c) of this Section 2.5 applies or (c) the Company has requested a delay in effecting the registration for ninety (90) days and, as a result of such delay, directly or indirectly, the securities could not be sold in the price range originally anticipated. If the Holders are required to pay the

                                      8.

Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) or (c) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

     2.6    Obligations of the Company.  Whenever required to effect the
            --------------------------
registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

            (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering but in no event shall any indemnity and/or contribution provisions therein provide that the indemnity and/or contribution of the Holders of Registrable Securities exceed the net proceeds from the offering received by such Holders. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits

                                      9.

to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

     2.7    Termination of Registration Rights.  All registration rights granted
            ----------------------------------
under this Section 2 shall terminate and be of no further force and effect on the fifth anniversary after the First Closing. In addition, a Holder's registration rights shall expire if (a) such Holder holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (b) all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period without volume limitations.

     2.8    Delay of Registration; Furnishing Information.
            ---------------------------------------------

            (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

            (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

     2.9    Indemnification.  In the event any Registrable Securities are
            ---------------
included in a registration statement under Sections 2.2, 2.3 or 2.4:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the

                                      10.

Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged
                 ---------
untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided further, that in no event shall any indemnity and contribution under this Section 2.9 exceed in the aggregate the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party

                                      11.

under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any indemnification and contribution by a Holder under this Section 2.9 exceed in the aggregate the net proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.10 Assignment of Registration Rights. The rights to cause the Company to
          ---------------------------------
register Registrable Securities pursuant to this Section 2 may be assigned (a "Permitted Transfer") by a Holder to a transferee or assignee of Registrable
 ------------------
Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or an Affiliate of a Holder or (b) acquires at least one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such

                                      12.

transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall, if not already a party to this Agreement, agree in writing to be subject to all restrictions set forth in this Agreement.

     2.11  Amendment of Registration Rights. Any provision of this Section 2 may
           --------------------------------
be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders holding at least a majority of the Registrable Securities then held by the Pequot Holder and the Holders holding at least a majority of the Registrable Securities then held by the KL Holders. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.12  Limitation on Subsequent Registration Rights. Other than as provided
           --------------------------------------------
in Section 5.11, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least a majority of the Registrable Securities then held by the Pequot Holder and the Holders holding at least a majority of the Registrable Securities then held by the KL Holders then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

     2.13  "Market Stand-Off" Agreement; Agreement to Furnish Information. Each
            -------------------------------------------------------------
Holder hereby agrees that such Holder shall not publicly sell, publicly transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a public sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that, all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities and all other persons with registration rights (whether or not pursuant to this Agreement) are bound by and enter into similar agreements and no such agreement is waived.

     Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this
Section 2.13.

                                      13.

     2.14  Restrictions on Public Sale by the Company and Others.  The Company
           -----------------------------------------------------
agrees not to make any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, including a sale under Regulation D under the Securities Act or under any other exemption of the Securities Act (except as part of the underwritten registration referred to herein or pursuant to registration on Forms S-8 or S-4 or any successor form), during the seven (7) days prior to and the 90 days after the effective date of any underwritten demand registration pursuant to Section 2.2 or any underwritten piggyback registration pursuant to
Section 2.3 or a Form S-3 Registration pursuant to Section 2.4 unless the managing underwriter(s) for such demand or piggyback registration agrees otherwise, and the parties hereto agree that the Company will not be required to effect any such registration or sale notwithstanding the other provisions of this Agreement. The Company also agrees to use reasonable efforts to cause each holder of at least 1% (on a fully-diluted basis) of its equity securities (other than Registrable Securities) or any securities convertible into or exchangeable or exerciseable for its equity securities (other than Registrable Securities), purchased from the Company at any time on or after the date of this Agreement (other than in a registered public offering), to agree not to make any public sale or distribution of those securities, including a sale pursuant to Rule 144 (except as part of the underwritten registration, if permitted), during the seven (7) days prior to and the one hundred eighty (180) days after the effective date of the registration unless the managing underwriter(s) agrees otherwise.

     2.15  Rule 144 Reporting. With a view to making available to the Holders
           ------------------
the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon reasonable request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     2.16  S-3 Eligibility. The Company shall use its best efforts to maintain
           ---------------
its eligibility to use Form S-3 under the Securities Act.

SECTION 3.  MISCELLANEOUS.

                                      14.

     3.1  Governing Law.  This Agreement shall be governed by, construed and
          -------------
interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

     3.2  Survival. The representations, warranties, covenants, and agreements
          --------
made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     3.3  Successors and Assigns. Except as otherwise expressly provided herein,
          ----------------------
the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities subject to Section 2.10 from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     3.4  Entire Agreement. This Agreement, the Exhibits and Schedules hereto,
          ----------------
the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     3.5  Severability. In the event one or more of the provisions of this
          ------------
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     3.6  Amendment and Waiver.
          --------------------

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Holders holding at least a majority of the Registrable Securities then held by the Pequot Holder and the Holders holding at least a majority of the Registrable Securities then held by the KL Holders.

          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders holding at least a majority of the Registrable Securities then held by the Pequot Holder and the Holders holding at least a majority of the Registrable Securities then held by the KL Holders.

                                      15.

           (c) For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

     3.7   Delays or Omissions. It is agreed that no delay or omission to
           -------------------
exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     3.8   Notices. All notices required or permitted hereunder shall be in
           -------
writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     3.9   Attorneys' Fees. In the event that any suit or action is instituted
           ---------------
to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     3.10  Titles and Subtitles.  The titles of the sections and subsections of
           --------------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.11  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                    16.

     IN WITNESS WHEREOF, the parties hereto have executed this INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                    PEQUOT HOLDERS:

US SEARCH.COM INC.                          PEQUOT PRIVATE EQUITY FUND II, L.P.


                                            By:  Pequot Capital Management, Inc.
                                            Its: Investment Manager
By:  /s/ BRENT N. COHEN
    -------------------
     Name:  Brent N. Cohen
     Title: Chief Executive Officer

                                                 By: /s/ KEVIN E. O'BRIEN
                                                    ---------------------
                                                    Name:   Kevin E. O'Brien
                                                    Title:  General Counsel


                                            KL HOLDERS:

                                            THE KUSHNER-LOCKE COMPANY



                                            By:  /s/  DONALD KUSHNER
                                                 --------------------
                                                 Name:
                                                 Title:

                          INVESTORS' RIGHTS AGREEMENT
                                SIGNATURE PAGE

                                    EXHIBIT A

                           SCHEDULE OF PEQUOT HOLDERS


                                                                   Aggregate
Name and Address                           Shares                Purchase Price

PEQUOT PRIVATE EQUITY FUND II,
L.P.                                       ______             100,000  shares @
                                                             --------  $100 per
         500 Nyala Farm Road                                           share
         West Port, CT  06880
   Attn: David J. Malat, Chief Accounting
         Officer and
         Carol Holley, Vice President

     Facsimile:  (203) 429-2900

TOTAL:                                                    $10,000,000
                                           ======         ===========


                          INVESTORS' RIGHTS AGREEMENT
                                SIGNATURE PAGE

                                   EXHIBIT B

                                   KL HOLDERS

The Kushner-Locke Company
11601 Wilshire Blvd., 21st Floor
Los Angeles, California 90025

Donald Kushner
c/o The Kushner-Locke Company
11601 Wilshire Blvd., 21st Floor
Los Angeles, California 90025

Peter Locke
c/o The Kushner-Locke Company
11601 Wilshire Blvd., 21st Floor
Los Angeles, California 90025

                                     B-1
                         INVESTOR'S RIGHTS AGREEMENT